(PARKER CHAPIN FLATTAU & KLIMPL, LLP LETTERHEAD)


                                                                   July 16, 1996



TelePad Corporation
380 Herndon Parkway, Suite 1900
Herndon, VA 22070

Gentlemen:

         We have acted as counsel to TelePad Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange
Commission under the Securities Act of 1933, as amended, relating to the offering of 175,000 shares (the "Shares") of Common Stock, $.01 par value per share, to certain non-employee directors of the Company issuable upon exercise of options which either have been, or may from time to time be, granted by the Company under its Stock Option Plan for Non-Employee Directors (the "NESOP").

         In connection with the foregoing, except as set forth in this paragraph, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. We have not examined each option contract in respect of options granted under the NESOP. We have, however, examined the form of option contract which the Company has advised us is the form of option contract used by it under the NESOP. We have also been informed by the Company that each option contract between the Company and option holders under the NESOP is substantially in the form of the option contract we have examined. In all our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.



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TelePad Corporation                   - 2 -                        July 16, 1996




         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the NESOP and in accordance with the options issued in accordance with the NESOP, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                        Very truly yours,



                                        /S/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                        PARKER CHAPIN FLATTAU & KLIMPL, LLP